EXHIBIT 21

LIST OF SUBSIDIARIES

	NAME	STATE OR JURISDICTION OF INCORPORATION	PERCENTAGE OF VOTING SECURITIES OWNED

1.	Gulf Fleet Abu Dhabi	Abu Dhabi	49%
2.	Tidewater Marine Alaska, Inc.	Alaska	100%
3.	Barrow Marine Towing Pty. Ltd	Australia	57.5%
4.	Pacific Tidewater Pty. Ltd.	Australia	100%
5.	Tidewater Australia Pty. Ltd.	Australia	100%
6.	Tidewater Marine Australia Pty Ltd	Australia	100%
7.	Tidewater Marine West Indies Limited	Bahama Islands	100%
8.	Tidewater Foreign Sales Corporation	Barbados	100%
9.	Tidewater Investment SRL	Barbados	100%
10.	Pental Insurance Co. Ltd.	Bermuda	100%
11.	Mare Alta do Brasil Navegacao Ltda.	Brazil	100%
12.	OSA do Brasil Representações Ltda.	Brazil	100%
13.	Pan Marine do Brasil Ltda.	Brazil	100%
14.	Mashhor Marine Sdn. Bhd.	Brunei	70%
15.	Aqua Fleet Limited	Cayman Islands	100%
16.	Blue Fleet Limited	Cayman Islands	100%
17.	Crimson Fleet Limited	Cayman Islands	100%
18.	Gold Fleet Limited	Cayman Islands	100%
19.	Green Fleet Limited	Cayman Islands	100%
20.	Gulf Fleet Middle East Limited	Cayman Islands	100%
21.	Indigo Fleet Limited	Cayman Islands	100%
22.	International Maritime Services, Inc	Cayman Islands	100%
23.	Jackson Marine Limited	Cayman Islands	100%
24.	LNG Marine Towing Cayman Limited	Cayman Islands	57.5%
25.	LNG Marine Towing Cayman L.P	Cayman Islands	57.5%
26.	Maroon Fleet Limited	Cayman Islands	100%
27.	Orange Fleet Limited	Cayman Islands	100%
28.	Pan Marine International, Inc.	Cayman Islands	100%
29.	Platinum Fleet Limited	Cayman Islands	100%
30.	Purple Fleet Limited	Cayman Islands	100%
31.	Silver Fleet Limited	Cayman Islands	100%
32.	Sonatide Marine Services, Ltd.	Cayman Islands	49%
33.	Sonatide Marine, Ltd.	Cayman Islands	49%
34.	Tidewater Assets Limited	Cayman Islands	100%
35.	Tidewater Boats Limited	Cayman Islands	100%
36.	Tidewater Crewing Limited	Cayman Islands	100%
37.	Tidewater Hulls Limited	Cayman Islands	100%
38.	Tidewater Marine International, Inc.	Cayman Islands	100%
39.	Tidewater Marine U.K. Limited	Cayman Islands	100%
40.	Tidewater Maritime Limited	Cayman Islands	100%
41.	Tidewater Properties Limited	Cayman Islands	100%
42.	Tidewater Ships Limited	Cayman Islands	100%
43.	Tidewater Vessels Limited	Cayman Islands	100%
44.	Vermilion Fleet Limited	Cayman Islands	100%
45.	VTG Ships Limited	Cayman Islands	100%
46.	Zapata Gulf Marine International Limited	Cayman Islands	100%
47.	Compania Marítima de Magallanes Limitada	Chile	100%
48.	Tidewater Marine Technical Services (Shenzhen) Co., Ltd	China	100%
49.	LNG Marine Towing N.V	Curacao	57.5%
50.	PT Nigeria LTD	Cyprus	100%
51.	Tidewater Cyprus Limited	Cyprus	100%
52.	Vesselogistics Limited	Cyprus	100%
53.	Cajun Acquisitions, LLC	Delaware	100%
54.	Tidewater Corporate Services, L.L.C	Delaware	100%
55.	Tidewater Mexico Holding, L.L.C	Delaware	100%
56.	Tidewater Offshore (GP-1984), Inc.	Delaware	100%
57.	Tidewater Venture, Inc	Delaware	100%

	NAME	STATE OR JURISDICTION OF INCORPORATION	PERCENTAGE OF VOTING SECURITIES OWNED

58.	Al Wasl Marine LLC	Dubai	49%
59.	Fairway Personnel Services Limited	England	100%
60.	Tidewater Marine North Sea Limited	England	100%
61.	Tidewater (India) Private Limited	India	100%
62.	PT Tidewater Operators Indonesia	Indonesia	95%
63.	Tidewater Marine Kazakhstan, L.L.P.	Kazakhstan	100%
64.	Offshore Marine Inc	Labuan	49%
65.	VTG Supply Boat Liberia Inc.	Liberia	100%
66.	Tidewater Libya Marine Services Joint Venture Company	Libya	65%
67.	Gulf Fleet Supply Vessels, L.L.C.	Louisiana	100%
68.	Java Boat Corporation	Louisiana	100%
69.	Point Marine, L.L.C.	Louisiana	100%
70.	Quality Shipyards, L.L.C.	Louisiana	100%
71.	S.O.P., Inc.	Louisiana	100%
72.	Seafarer Boat, L.L.C.	Louisiana	100%
73.	T. Benetee L.L.C.	Louisiana	100%
74.	Tidewater Marine Sakhalin, L.L.C.	Louisiana	100%
75.	Tidewater Marine, L.L.C.	Louisiana	100%
76.	TT Boat Corporation	Louisiana	100%
77.	Twenty Grand (Brazil), L.L.C	Louisiana	100%
78.	Twenty Grand Marine Service, L.L.C.	Louisiana	100%
79.	Twenty Grand Offshore, L.L.C.	Louisiana	100%
80.	Zapata Gulf Marine L.L.C.	Louisiana	100%
81.	Zapata Gulf Pacific, L.L.C	Louisiana	100%
82.	Tidewater Marine Service (M) Sdn. Bhd.	Malaysia	100%
83.	Tidewater Offshore Sdn Bhd	Malaysia	49%
84.	Arrendadora de Naves del Golfo, S.A. de C.V., SOFOM, ENR	Mexico	100%
85.	Logistica Mexicana del Caribe, S. de R.L. de C.V.	Mexico	100%
86.	Naviera Tidex, S. de R.L. de C.V	Mexico	49%
87.	Servicios Costa Afuera de Mexico, S. de R.L. de C.V	Mexico	100%
88.	Tidewater de Mexico, S.A. de C.V.	Mexico	99%
89.	Java Boat Corporation B.V.	Netherlands	100%
90.	LNG Marine Towing International Cooperatief U.A	Netherlands	57.5%
91.	Phoenix Tide Offshore Nigeria B.V.	Netherlands	100%
92.	Tidewater Investment Cooperatief U.A	Netherlands	100%
93.	Gulf Fleet N.V.	Netherlands Antilles	100%
94.	Hilliard Oil & Gas, Inc.	Nevada	100%
95.	O.I.L. (Nigeria) Limited	Nigeria	82.1%
96.	Tidex Nigeria Limited	Nigeria	60%
97.	Zapata Marine Service (Nigeria) Limited	Nigeria	100%
98.	Global Panama Marine Service, Inc	Panama	100%
99.	Niugini Offshore Services Joint Venture	Papua New Guinea	40%
100.	Sakhalin Holding, L.L.C.	Russia	100%
101.	Sakhalin Offshore Marine, L.L.C.	Russia	100%
102.	Tidewater Al Rushaid Co. Ltd	Saudi Arabia	50%
103.	Southern Ocean Services Pte. Ltd.	Singapore	100%
104.	Tidewater Marine Charter Services Pte. Ltd	Singapore	100%
105.	Tidewater Marine International Pte. Ltd.	Singapore	100%
106.	Tidewater Marine Western, Inc.	Texas	100%
107.	Divetide Limited	Thailand	49%
108.	Antilles Marine Service Limited	Trinidad & Tobago	50%
109.	Provident Marine Ltd.	Turks & Caicos	50%
110.	Offshore Pacific Pty. Ltd.	Vanuatu	100%
111.	Tidewater Marine Indonesia Limited	Vanuatu	80%
112.	Tidewater Marine Vanuatu Limited	Vanuatu	100%
113.	Equipo Mara, C.A.	Venezuela	19.9%
114.	Tidewater Caribe, C.A.	Venezuela	100%

NOTE: The Company has elected to exclude certain subsidiaries that do not constitute a “Significant Subsidiary” as set forth in Section 601(b)(21) of Regulation S-K.